EXHIBIT 99.1


                          MINNESOTA SECRETARY OF STATE

                     AMENDMENT OF ARTICLES OF INCORPORATION


CORPORATE NAME:  Network Capital, Inc.


                                    ARTICLE I

     The address of the registered office of the Company is: 406 Meadowood Lane, Burnsville, MN 55337.

                                   ARTICLE III

     The corporation shall be authorized to issue Five Hundred Million (500,000,000) shares of common stock with $.001 par value. The corporation shall also be authorized to issue Five Million (5,000,000) shares of undesignated stock, $.01 par value, with such rights as the Board of Directors may from time to time determine. Each common shareholder shall be entitled to one vote per share and there shall be no cumulative voting rights. No shareholder of the corporation shall have any preemptive right to subscribe to or purchase any new or additional shares of any class of stock of this corporation. ARTICLE VI

     Minnesota Statutes sections 302A.671 (Control share acquisitions), 302A.673 (Business combinations) and 302A.675 (Takeover offer; fair price) shall not apply to this corporation.

These amendments have been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                                /s/ Bruce Cairney
                                                --------------------------------
                                                (Signature of authorized person)


Name and telephone number of contact person: Bruce Cairney  (952) 920-2130
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